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                                                                    EXHIBIT 32.1

                      STATEMENT OF CHIEF EXECUTIVE OFFICER
         PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

         Pursuant to Section 1350 of Title 18 of the United States Code, I Richard J. DePiano, the Chairman and Chief Executive Officer of Escalon Medical Corp. (the "Company"), hereby certify that, to the best of my knowledge:

         1. The Company's Form 10-Q Quarterly Report for the Period ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and

         2. The information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 11, 2004                          /s/ Richard J. DePiano
                                                 ----------------------
                                                 Richard J. DePiano
                                                 Chairman and Chief Executive
                                                 Officer

           A signed copy of this written statement required by Section 906 of the Sarbanes Oxley Act of 2002 has been provided to Escalon Medical Corp. and will be retained by Escalon Medical Corp. and furnished to the Securities and Exchange Commission or its staff upon request.